As filed with the Securities and Exchange Commission on October 17, 2005

Registration No. 333-26179

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	71-0879698
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI 96819

(Address of Principal Executive Offices including Zip Code)

Hawaiian Holdings, Inc. 1996 Nonemployee Director Stock Option Plan

(Full Title of the Plan)

Mark B. Dunkerley	Copy to:
Chief Executive Officer	Charles I. Weissman, Esq.
Hawaiian Holdings, Inc.	Dechert LLP
3375 Koapaka Street, Suite G-350	30 Rockefeller Plaza
Honolulu, HI 96819	New York, New York 10112
(808) 835-3700	(212) 698-3500

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

REMOVAL FROM REGISTRATION

On April 30, 1997, Hawaiian Airlines, Inc. (“Hawaiian”) filed a registration statement on Form S-8 (No. 333-26179) (the “Registration Statement”) for the purpose of registering 500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), to be issued under the originally named Hawaiian Airlines, Inc. 1996 Nonemployee Director Stock Option Plan.  On September 10, 2002, Hawaiian Holdings, Inc. (the “Registrant”) filed Post-Effective Amendment No. 1 to the Registration Statement for the purpose of adopting the Registration Statement as the successor entity to Hawaiian as a result of a reorganization in which Hawaiian became a wholly-owned subsidiary of the Registrant.  Upon the filing of Post-Effective Amendment No. 1 to the Registration Statement, the Hawaiian Airlines, Inc. 1996 Nonemployee Director Stock Option Plan became known as the Hawaiian Holdings, Inc. 1996 Nonemployee Director Stock Option Plan.  The Registrant is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister 192,000 remaining unsold shares of Common Stock covered by such Registration Statement as of the date hereof.

The applicable registration fees were paid at the time of the original filing of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 2 to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Honolulu, State of Hawaii, on October 13, 2005.

HAWAIIAN HOLDINGS, INC.

By:	/s/ RANDALL L. JENSON

Name:	Randall L. Jenson
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK B. DUNKERLEY	President, Chief Executive Officer and Director	October 13, 2005
Mark B. Dunkerley

/s/ RANDALL L. JENSON	Chief Financial Officer, Treasurer and Director	October 13, 2005
Randall L. Jenson

/s/ LAWRENCE S. HERSHFIELD	Director (Chairman of the Board)	October 13, 2005
Lawrence S. Hershfield

/s/ GREGORY S. ANDERSON	Director	October 13, 2005
Gregory S. Anderson

/s/ BERT T. KOBAYASHI, JR.	Director	October 13, 2005
Bert T. Kobayashi, Jr.

/s/ DONALD J. CARTY	Director	October 13, 2005
Donald J. Carty

/s/ THOMAS B. FARGO	Director	October 13, 2005
Thomas B. Fargo

/s/ ERIC C.W. NICOLAI	Director	October 13, 2005
Eric C.W. Nicolai